                                                                     Page 1 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)



                                                              Three Months Ended March 31,
                                           --------------------------------------------------------------
                                                        2000                              1999
                                           ----------------------------      ----------------------------
                                            Shares     Amount      EPS        Shares      Amount     EPS
                                           --------   --------    -----      --------   --------    -----

Net income (loss)                                        $ (16)                            $ (29)

Preferred stock dividend
     requirements                                           (2)                               (1)
                                                            ---                               ---
                                                         $ (18)                            $ (30)
                                                         ======                            ======
                                          ----------                        ----------
Weighted average shares outstanding:        100,034                            99,976
                                          ==========                        ==========

BASIC EARNINGS (LOSS) PER SHARE                                  $ (0.18)                           $(0.30)
                                                                =========                         =========

                                                                     Page 2 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
                 Calculation of Diluted Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)


                                                              Three Months Ended March 31,
                                           --------------------------------------------------------------
                                                        2000                              1999
                                           ----------------------------      ----------------------------
                                            Shares     Amount      EPS        Shares      Amount     EPS
                                           --------   --------    -----      --------   --------    -----

Net income (loss)                                                $ (16)                            $ (29)

Preferred stock dividend

     requirements                                                   (2)                               (1)
                                                                    ---                               ---
                                                                 $ (18)                            $ (30)
                                                                 ======                            ======
                                                  ----------                        ----------
Weighted average shares outstanding:                100,034                            99,976
                                                  ==========                        ==========

Common Stock equivalent shares

     resulting from Stock

     Options and Restricted Stock                        (A)                               (A)

Common Stock issuable upon
     conversion of Series A and B

     Preferred Stock                                     (A)                               (A)
                                                   --------      ------               -------      ------
                                                   100,034       $ (18)               99,976       $ (30)
                                                   ========      ======               =======      ======

DILUTED EARNINGS (LOSS) PER SHARE                                        $ (0.18)                          $ (0.30)
                                                                        =========                         =========


(A) Addition of these shares would result in antidilution.